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Exhibit 23.1

Consent of Independent Accountants

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equity Incentive Plan of United Wisconsin Services, Inc., of our reports dated February 9, 1995, with respect to the consolidated financial statements of United Wisconsin Services, Inc., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP




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